UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

517-546-3150
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).|
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01    Other Event.

        On August 17, 2006, the Company’s Board of Directors authorized a new share repurchase program. The new repurchase program authorizes the repurchase of up to one hundred thousand (100,000) shares of the Company’s common stock and expires August 17, 2007. This program is in addition to the repurchase program approved by the Board on March 16, 2006. Including the effect of the repurchases since March 16, 2006, the Company is authorized to repurchase up to 147,000 shares of its common stock through August 17, 2007. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors.

        As of August 17, 2006, the Company had three million one hundred sixty-one thousand nine hundred sixty (3,161,960) shares of common stock outstanding.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2006	FNBH BANCORP, INC. By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer

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